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                                                                   Exhibit 10.20

               FIRST AMENDMENT TO COMMON STOCK PURCHASE AGREEMENT


         THIS FIRST AMENDMENT TO COMMON STOCK PURCHASE AGREEMENT (the "Amendment"), dated as of May 4, 2004, by and between MICROISLET, INC., a Nevada corporation (the "Company"), and FUSION CAPITAL FUND II, LLC (together with its permitted assigns, the "Buyer"). Capitalized terms used herein and not otherwise defined herein shall have the meanings given them in the Common Stock Purchase Agreement.

         WHEREAS, the parties hereto are parties to a Common Stock Purchase Agreement dated as of April 1, 2003 (the "Common Stock Purchase Agreement");

         WHEREAS, pursuant to the Common Stock Purchase Agreement, the Buyer has agreed to purchase, and the Company has agreed to sell up to $12,000,000 of the Common Stock all in accordance with the terms and conditions of the Common
Stock Purchase Agreement;

         WHEREAS, the parties desire to (i) amend the Company's right to increase the Daily Purchase Amount, and (ii) provide the Company with an option to sell up to an additional $12,000,000 of Common Stock to the Buyer, as set forth herein;

         NOW, THEREFORE, in consideration of the agreements, covenants and considerations contained herein, the parties hereto agree as follows:

         1. Section 1(c)(iii) of the Common Stock Purchase Agreement is hereby amended and restated in its entirety as follows:


                   (iii) COMPANY'S RIGHT TO INCREASE THE DAILY PURCHASE AMOUNT. The Company shall have the right (but not the obligation) to increase the amount of the Daily Purchase Amount in accordance with the terms and conditions set forth in this Section 1(c)(iii) by delivering written notice to the Buyer stating the new amount of the Daily Purchase Amount (a "Daily Purchase Amount Increase Notice"). A Daily Purchase Amount Increase Notice shall be effective five (5) Trading Days after receipt by the Buyer. The Company shall always have the right at any time to increase the amount of the Daily Purchase Amount up to the Original Daily Purchase Amount. With respect to increases in the Daily Purchase Amount above the Original Daily Purchase Amount, as the market price for the Common Stock increases the Company shall have the right from time to time to increase the Daily Purchase Amount as follows. For every $0.25 increase in Threshold Price above $1.00 (subject to equitable adjustment for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), the Company shall have the right to increase the Daily Purchase Amount by up to an additional $10,000 in excess of the Original Daily Purchase Amount. "Threshold Price" for purposes hereof means the lowest Sale Price of the Common Stock during the five (5) consecutive Trading Days immediately prior to the submission to the Buyer of a Daily Purchase Amount Increase Notice (subject to equitable adjustment for any reorganization,

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         recapitalization, non-cash dividend, stock split or other similar transaction). For example, if the Threshold Price is $3.00, the Company shall have the right to increase the Daily Purchase Amount to up to $100,000 in the aggregate. If the Threshold Price is $3.50, the Company shall have the right to increase the Daily Purchase Amount to up to $120,000 in the aggregate. Any increase in the amount of the Daily Purchase Amount shall continue in effect until the delivery to the Buyer of a Daily Purchase Amount Decrease Notice. However, if at any time during any Trading Day the Sale Price of the Common Stock is below the applicable Threshold Price, such increase in the Daily Purchase Amount shall be void and the Buyer's obligations to buy Purchase Shares hereunder in excess of the applicable maximum Daily Purchase Amount shall be terminated, Thereafter, the Company shall again have the right to increase the amount of the Daily Purchase Amount as set forth herein by delivery of a new Daily Purchase Amount Increase Notice only if the Sale Price of the Common Stock is above the applicable Threshold Price on each of five (5) consecutive Trading Days immediately prior to such new Daily Purchase Amount Increase Notice.


                                     * * *


         2. The Common Stock Purchase Agreement is hereby amended by inserting immediately after Section 1(f) of the common stock purchase agreement a new Section 1(g), as follows: A

         (g) OPTION TO INCREASE THE AVAILABLE AMOUNT. The Company may, in its sole discretion, at any time after the date hereof and until 30 days after such date as the Available Amount is equal to $0 (the "Available Amount Increase Expiration Date"), deliver an irrevocable written notice (the "Available Amount Increase Notice") to the Buyer stating that the Company elects to increase the Available Amount by an additional $12,000,000. It is agreed and acknowledged by the parties hereto that increasing the Available Amount shall be at the option of the Company in its sole discretion until such time as the Company shall have delivered the Available Amount Increase Notice to the Buyer. The Buyer shall not be obligated to purchase any portion of the increased Available Amount unless the Company has (i) delivered the Available Amount Increase Notice prior to the Available Amount Increase Expiration Date, (ii) re-made the representations and warranties made under Section 3 hereof, as of the date of the Available Amount Increase Notice, (iii) satisfied each of the conditions of the Buyer to Commence Purchases of Common Stock as set forth under Section 7 hereof and (iv) issued to the Buyer within three (3) Trading Days of the date the Available Amount Increase Notice is delivered, additional Commitment Shares ("Additional Commitment Shares") in an amount equivalent to the number of Commitment Shares issued pursuant to Section 4(f) of this Agreement. The Additional Commitment Shares shall be treated for all purposes hereunder as Commitment Shares. The Available Amount shall be increased by an additional $12,000,000, on the date that is 10 Trading Days after receipt


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         by the Buyer of the Available Amount Increase Notice, provided the
         Company has satisfied each of clauses (i) - (iv) above. The Maturity Date shall be extended 18 months from the date that the Available Amount is increased pursuant to this Section 1(g).



         3. EFFECT OF AMENDMENT/INCORPORATION OF CERTAIN PROVISIONS. Except as amended as set forth above, the Common Stock Purchase Agreement shall continue in full force and effect. The provisions set forth in Section 11 of the Common, Stock Purchase Agreement are hereby incorporated by reference into this Amendment.


                                   * * * * *


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         IN WITNESS WHEREOF, the Buyer and the Company have caused this First
Amendment to Common Stock Purchase Agreement to be duly executed as of the date first written above.


                                                   THE COMPANY:
                                                   ------------

                                                   MICROISLET, INC.

                                                   By: /S/ H. Hartounian
                                                       ---------------------
                                                   Name:  H. Hartounian
                                                   Title: President


                                                   BUYER:
                                                   ------

                                                   FUSION CAPITAL FUND II, LLC
                                                   BY: FUSION CAPITAL PARTNERS,
                                                       LLC
                                                   BY: SGM HOLDINGS CORP.

                                                   By: /S/ Steven G. Martin
                                                       ------------------------
                                                   Name:  Steven G. Martin
                                                   TITLE: President

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